UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2025

Centuri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42022	93-1817741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North 7th Avenue, Suite 120, Phoenix, Arizona	85027
(Address of principal executive offices)	(Zip Code)
(623) 582-1235
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Director Appointment and Nomination Agreement

On November 10, 2025, Centuri Holdings, Inc. (the “Company”) entered into a Director Appointment and Nomination Agreement (the “Agreement”) with Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”), pursuant to which the Company agreed to, on or prior to November 10, 2025, (i) increase the size of the board of directors of the Company (the “Board”) to 8 directors, and (ii) appoint Dustin DeMaria (the “Icahn Designee”) to the Board to fill the resulting vacancy, with such appointment effective on November 10, 2025. In addition, the Company has agreed to include the Icahn Designee as part of the Company’s slate of nominees for election to the Board at its 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

The Icahn Group will be entitled, in the event the Icahn Designee resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Agreement, including as a result of such director not being nominated by the Company to stand for election at an annual meeting subsequent to the 2026 Annual Meeting or the termination of the Icahn Group’s designation rights with respect to such director in accordance with the Agreement), to designate a replacement for appointment to the Board based on the terms set forth in the Agreement.

So long as the Icahn Designee is a member of the Board, any Board consideration of appointment and employment of the Chief Executive Officer or Chief Financial Officer of the Company, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, and voting with respect thereto, will take place only at the full Board level or in committees of which the Icahn Designee is a member.

If at any time the Icahn Group ceases to hold a “Net Long Position,” as defined in the Agreement, of at least 5,423,836 of the total outstanding shares of the common stock, $0.01 par value per share, of the Company (the “Common Shares”), (i) the Icahn Designee will, and the Icahn Group will cause such Icahn Designee to, promptly tender his resignation from the Board and any committee of the Board on which he then sits, and (ii) the Icahn Group will no longer have the right to replace the Icahn Designee.

So long as the Icahn Group holds a “Net Long Position” of at least 5,423,836 of the Common Shares, the Company will not adopt a “Rights Plan,” as defined in the Agreement, with an “Acquiring Person” beneficial ownership threshold below 20% of the then-outstanding Common Shares unless the “Acquiring Person” definition under such “Rights Plan” includes an exemption for the Icahn Group up to a beneficial ownership of 20%.

The Agreement also includes other customary voting, standstill and non-disparagement provisions. Absent an uncured breach of the material provisions of the Agreement by the Company, the standstill restrictions on the Icahn Group will remain in effect until the later of (i) 30 days before the nomination deadline for stockholders to nominate candidates for the annual meeting following the 2026 Annual Meeting and (ii) 30 days after such date when no Icahn Designee is on the Board and the Icahn Group no longer has any right to designate a replacement (including if the Icahn Group has irrevocably waived such right in writing).

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with the entry into the Agreement, the Company and the Icahn Group will also enter into a Confidentiality Agreement concurrently with the appointment of the Icahn Designee to the Board, the form of which is included as Exhibit C to the Agreement.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2025, pursuant to the Agreement, the Board appointed Dustin DeMaria to serve as a member of the Board, effective immediately.

Dustin DeMaria joined Icahn Enterprises L.P. (“IEP”) in 2022 and serves as a Senior Analyst. Prior to his position at IEP, Mr. DeMaria served as a Director at Zipari, a portfolio company of Thoma Bravo. Prior to Zipari, Mr. DeMaria worked as an investment banking associate at Moelis & Company. Mr. DeMaria has served as a director of CVR Energy, Inc. since March 2024, and Viskase Companies, Inc. since March 2023. IEP, CVR Energy and Viskase are indirectly controlled by Mr. Carl C. Icahn. Mr. DeMaria received a Master of Business Administration from the S. C. Johnson College of Business at Cornell University and a Bachelor of Business Administration from Roanoke College.

At this time, Mr. DeMaria has not been appointed to serve on any committees of the Board. Mr. DeMaria will receive the same compensation that the other directors who are not employees of the Company receive for Board and committee membership, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 5, 2025.

Other than the Agreement, as of the date hereof, (i) there are no arrangements or understandings between Mr. DeMaria and any other persons, pursuant to which Mr. DeMaria was selected as a director of the Company, and (ii) there are no transactions between Mr. DeMaria and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On November 11, 2025, the Company issued a press release announcing the appointment of Dustin DeMaria to the Board and its entry into the Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Director Appointment and Nomination Agreement, dated as of November 10, 2025, by and between the Icahn Group and Centuri Holdings, Inc.
99.1	Press Release of Centuri Holdings, Inc. dated November 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURI HOLDINGS, INC.

Date: November 12, 2025	By:	/s/ Jason S. Wilcock
Jason S. Wilcock
Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary